UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a - 101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
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Filed by a Party other than the Registrant ☐
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☐    Preliminary Proxy Statement
☐    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to R240.14a-12
VMware, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VMWARE, INC.
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 19, 2018
The following information relates to the proxy statement (“Proxy Statement”) of VMware, Inc. (“Company”), dated June 1, 2018, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2018 annual meeting of stockholders and any adjournment or postponement thereof (“Annual Meeting”), to take place on Thursday, July 19, 2018, at 8:30 a.m. Pacific time via live audio webcast at www.virtualshareholdermeeting.com/VMW2018. All capitalized terms used in this supplement to the Proxy Statement and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Director Compensation

On June 1, 2018, the Company filed the Proxy Statement on Schedule 14A with the Securities and Exchange Commission. Subsequent to the filing of the Proxy Statement, the Company became aware that, due to a computational error made by the Company, the cash compensation earned by director Karen Dykstra during FY18 was incorrectly reported as $92,679 instead of $115,788, and her total compensation was incorrectly reported as $345,299, instead of $368,409. Other than these changes, the Proxy Statement remains unchanged.